Exhibit 10.4

FIRST AMENDMENT

TO THE

RECEIVABLES PURCHASE AGREEMENT

This First Amendment to the Receivables Purchase Agreement (“Amendment”) is executed as of this 10th day of March, 2006, by and between COLUMBUS BANK AND TRUST COMPANY, a state chartered bank organized under the laws of the State of Georgia (“Columbus Bank”) and COMPUCREDIT CORPORATION, a Georgia corporation (together with its permitted successors and assigns, “CompuCredit”).

WITNESSETH:

WHEREAS, Columbus Bank and CompuCredit executed a Receivables Purchase Agreement, dated as of September 30, 2003 (the “Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Agreement on the terms and conditions hereinafter set forth:

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments

1.1 Section 1.01 of the Agreement.

The definitions of “Affinity Agreement”, “CFC Purchase Agreement”, “Indenture”, “Transfer and Servicing Agreement” and “Trust Agreement” are amended by deleting such definition in their entirety and substituting them with the following definitions:

“Affinity Agreement” shall mean the Amended and Restated Affinity Card Agreement and Accounts Ownership and Administration Agreement, dated as of December 5, 2005, among Columbus Bank, CompuCredit, CompuCredit Acquisition Corporation and Synovus Financial Corp., as the same may be amended, modified or otherwise supplemented from time to time pursuant to the terms thereto

“CFC Purchase Agreement” shall mean the Receivables Purchase Agreement, dated as of January 3, 2005, between CompuCredit and CompuCredit Funding Corp. III and amended and restated as of March 10, 2006, as the same may be amended, modified or otherwise supplemented from time to time pursuant to the terms thereto.

“Indenture” shall mean the Master Indenture, dated as of March 10, 2006, among the Issuer, the Indenture Trustee, and CompuCredit, as

Servicer, as the same may be amended, modified or otherwise supplemented from time to time pursuant to the terms thereto.

“Transfer and Servicing Agreement” shall mean the Transfer and Servicing Agreement, dated as of March 10, 2006, among CompuCredit, as Servicer, CFC, as Transferor, the Issuer and the Indenture Trustee, as the same may be amended, modified or otherwise supplemented from time to time pursuant to the terms thereto.

“Trust Agreement” shall mean the CompuCredit Credit Card Master Note Business Trust III Trust Agreement, dated as of March 10, 2006, between CompuCredit Funding Corp. III and Wilmington Trust FSB, as the same may be amended, modified or otherwise supplemented from time to time pursuant to the terms thereto.

SECTION 2. Miscellaneous

2.1 Ratification. As amended hereby, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.

2.2 Representation and Warranty. Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.3 Governing Law; Parties; Severability. (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Whenever in this Amendment there is reference made to any of the parties hereto, such reference shall also be a reference to the successors and assigns of such party, including, without limitation, any debtor-in-possession or trustee. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. If any one or more of the covenants, agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Amendment and shall in no way affect the validity or enforceability of the remaining provisions.

2.4 Counterparts. This Amendment may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

2.5 Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, Columbus Bank and CompuCredit have caused this Amendment to be duly executed by their respective officers as of the date first above written.

COMPUCREDIT CORPORATION

By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Treasurer

COLUMBUS BANK AND TRUST COMPANY

By:	/s/ James R. Farrar
Name: James R. Farrar
Title: Senior Vice President and Secretary

[First Amendment to Receivables Purchase Agreement]